UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2016

CAPITOL ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37588	47-4510443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 3.02 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02	Unregistered Sales of Equity Securities

On August 11, 2016, August 12, 2016 and August 15, 2016, Capitol Acquisition Corp. III (the “Company”) issued an aggregate of $500,000 of convertible promissory notes to Capitol Acquisition Management 3 LLC, an affiliate of Mark D. Ein, the Chairman of the Board and Chief Executive Officer of the Company, Capitol Acquisition Founder 3 LLC, an affiliate of L. Dyson Dryden, the President and Chief Financial Officer of the Company, and Piyush Sodha, Richard C. Donaldson and Lawrence Calcano, each a member of the board of directors of the Company (collectively, the “Lenders”), to evidence loans in such amount made by the Lenders. The loans are unsecured, non-interest bearing and are payable at the consummation by the Company of a merger, share exchange, asset acquisition, or other similar business combination, with one or more businesses or entities (a “Business Combination”). Upon consummation of a Business Combination, the principal balance of the notes may be converted, at the holders’ option, to warrants at a price of $1.00 per warrant. The terms of the warrants will be identical to the warrants issued by the Company in its initial public offering except that such warrants will be non-redeemable by the Company and will be exercisable for cash or on a “cashless” basis, in each case, if held by the initial holder or his permitted transferees. If the Lenders convert the entire principal balance of the convertible promissory notes, they would receive warrants to purchase an aggregate of 500,000 shares of the Company’s common stock. If a Business Combination is not consummated, the notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with the initial public offering. The issuance of the notes to the Lenders was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Form of promissory note

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2016

CAPITOL ACQUISITION CORP. III

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer

3